UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

PETIQ, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

(Address of principal executive offices)
923 S. Bridgeway Pl Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	Nasdaq Global Select

☐Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☐ Indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act (17 CFR 240.13(a)-1)

Item 1.01. Entry into a Material Definitive Agreement

Senior Secured Asset-Based Revolving Credit Facility

On April 13, 2021, PetIQ, LLC (“Opco”), an operating subsidiary of PetIQ, Inc. (the “Company”) entered into an asset-based credit agreement with KeyBank National Association, as administrative agent and collateral agent, and the lenders party thereto (the “ABL Facility”), that provides senior secured financing of $125.0 million (which may be increased by up to $50.0 million in certain circumstances), subject to a borrowing base limitation. The borrowing base for the ABL Facility at any time equals the sum of: (i) 90% of eligible investment-grade accounts; plus (ii) 85% of eligible other accounts; plus, (iii) 85% of the net orderly liquidation value of the cost of certain eligible on-hand and in-transit inventory; plus, (iv) at the option of Opco, 100% of qualified cash; minus (v) reserves. The ABL Facility includes borrowing capacity in the form of letters of credit up to $15 million, and up to $15 million in U.S. dollars for borrowings on same-day notice, referred to as swingline loans, and is available in U.S. dollars.

Interest Rate and Fees. Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Opco’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) KeyBank National Association’s “prime rate”, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for the interest period relevant to such borrowing adjusted for certain additional costs. The initial applicable margin for borrowings under the ABL Facility is 0.00% with respect to base rate borrowings and 1.50% with respect to LIBOR borrowings. Commencing with the first day of the month following delivery of a compliance certificate with respect to the first full fiscal quarter ending after the closing of the ABL Facility, the applicable margin for borrowings thereunder is subject to adjustment on the first day of the month following delivery of a compliance certificate for each fiscal quarter, based on the average historical excess availability during the preceding quarter. Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the ABL Facility, Opco is required to pay a commitment fee in respect of the unutilized commitments thereunder. The initial commitment fee is 0.35% per annum. Commencing with the first day of the month following delivery of a compliance certificate with respect to the first full fiscal quarter ending after the closing of the ABL Facility, the commitment fee is subject to adjustment based on the amount of average unutilized commitments during the preceding quarter. Opco must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (a) the commitment amount and (b) the borrowing base, Opco is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount. During any period that the amount of excess availability (including certain amounts attributed to suppressed availability) (“Specified Excess Availability”) under the ABL Facility is less than the greater of $9.0 million and 10% of the lesser of (1) the commitment amount and (2) the borrowing base for five consecutive business days, until the time when Opco has Specified Excess Availability equal to or greater than the greater of $9.0 million and 10% of the lesser of (1) the commitment amount and (2) the borrowing base, in each case, for 20 consecutive calendar days, or during the continuance of certain events of default, including a payment or bankruptcy event of default, failure to comply with certain covenants relating to the bank accounts holding Opco’s cash or a breach of a representation or warranty made in any borrowing base certificate (the “Specified Events of Default”), Opco is required to repay outstanding loans and/or cash collateralize letters of credit with the cash that it is required to deposit daily in a collection account maintained with the administrative agent under the ABL Facility.

Voluntary Prepayments. Opco may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time. Prepayments of the loans may be made without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under Opco’s ABL Facility. The principal amount outstanding under the ABL Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the ABL Facility are unconditionally guaranteed by PetIQ Holdings, LLC, the direct parent company of Opco (“Holdings”), and certain of Opco’s existing material wholly owned domestic subsidiaries and are required to be guaranteed by certain of Holdings’ future material wholly owned domestic subsidiaries. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of Opco’s assets and the assets of Holdings and Holdings’ other subsidiaries that have guaranteed the ABL

Facility (referred to herein as the guarantors), including, in each case subject to customary exceptions and exclusions:

●	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts (other than any designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the ABL Facility have only a second-priority security interest), securities accounts, commodities accounts and certain assets related to the foregoing and, in each case, proceeds thereof (such property, the “Current Asset Collateral”);

●	a second-priority pledge of all of the capital stock directly held by Company and any guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by Opco or by any guarantor and that is a disregarded entity for United States Federal income tax purposes that has no material assets other than assets that consist (directly or indirectly through disregarded entities or partnerships) of equity interests or indebtedness in one or more “controlled foreign corporations” or entities described in this clause (a) (each, a “Foreign Subsidiary Holding Company”) or (b) a “controlled foreign corporation”, is limited to 65% of the outstanding voting stock of such subsidiary); and

●	a second-priority security interest in substantially all other tangible and intangible assets, including substantially all of Opco’s and the guarantors’ owned real property and intellectual property.

Certain Covenants and Events of Default. The ABL Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict Opco’s ability and the ability of each of Holdings and its restricted subsidiaries to:

●	incur additional indebtedness;
●	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;
●	make investments, loans and acquisitions;
●	create restrictions on the payment of dividends or other amounts to Holdings and its restricted subsidiaries;
●	engage in transactions with its affiliates;
●	sell assets, including capital stock of its subsidiaries;
●	materially alter the business it conducts;
●	incur liens; and
●	engage in sale-leaseback transactions.

Each of the covenants limiting (1) dividends and other restricted payments, (2) prepayments or redemptions of certain indebtedness and (3) the incurrence of liens are expected to permit the restricted actions in an unlimited amount so long as certain restricted payment conditions are satisfied, principally that no Specified Events of Default exist and that Opco must either (i) (A) have pro forma Specified Excess Availability under the ABL Facility for the 20-day period ending on the applicable transaction date (on a daily average basis), and on the applicable transaction date, in each case, equal to or greater than 15.0% of the lesser of (I) the commitment amount and (II) the borrowing base, and (B) have a pro forma Fixed Charge Coverage Ratio (as defined in the credit agreement governing the ABL Facility) of at least 1.0 to 1.0, or (ii) have pro forma Specified Excess Availability under the ABL Facility for the 20-day period ending on the applicable transaction date (on a daily average basis), and on the applicable transaction date, in each case, equal to or greater than 17.5% of the lesser of (I) the commitment amount and (II) the borrowing base. Each of the covenants limiting (1) certain acquisitions and investments, (2) the designation of any subsidiary as an “unrestricted subsidiary” and (3) the incurrence of unsecured debt are expected to permit the restricted actions in an unlimited amount so long as certain payment conditions, and other conditions, are satisfied, principally that no Specified Events of Default exist and that Opco must either (i) (A) have pro forma Specified Excess Availability under the ABL Facility for the 20-day period ending on the applicable transaction date (on a daily average basis), and on the applicable transaction date, in each case, equal to or greater than 12.5% of the lesser of (I) the commitment amount and (II) the borrowing base, and (B) have a pro forma Fixed Charge Coverage Ratio of at least 1.0 to 1.0, or (ii) have pro forma Specified Excess Availability under the ABL Facility for the 20-day period ending on the applicable transaction date (on a daily average basis), and on the applicable transaction date, in each case, equal to or greater than 15.0% of the lesser of (I) the commitment amount and (II) the borrowing base.

From the time when Opco has Specified Excess Availability less than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $9.0 million, until the time when Opco has Specified Excess Availability equal to or greater than the greater of (a) 10.0% of the lesser of (1) the commitment amount and (2) the borrowing base and (b) $9.0 million for 20 consecutive days, the credit agreement governing the ABL Facility requires Opco to maintain a Fixed Charge Coverage Ratio tested on the last day of each fiscal quarter of at least 1.0 to 1.0.

The credit agreement governing the ABL Facility additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the ABL Facility is not complete and is qualified in its entirety by reference to the credit and guaranty agreement entered into in connection with the closing of the ABL Facility, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Secured Term Loan Facility

On April 13, 2021, Opco entered into a term credit and guaranty agreement with Jefferies Finance LLC, as administrative agent and collateral agent, and the lenders party thereto (the “Term Facility”), that provides senior secured term loans of $300.0 million (which may be increased in certain circumstances).

Interest Rate and Fees. Borrowings under the Term Facility bear interest at a rate per annum equal to, at Opco’s option, any of the following, plus, in each case, an applicable margin: (a) a base rate determined by reference to the highest of (1) the prime rate quoted in the print edition of The Wall Street Journal, Money Rates Section, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00%; and (b) a LIBOR rate determined by reference to the costs of funds for the interest period relevant to such borrowing adjusted for certain additional costs, subject to a LIBOR rate floor of 0.50% per annum. The applicable margin for borrowings under the Term Facility is 3.25% with respect to base rate borrowings and 4.25% with respect to LIBOR borrowings.

In addition to paying interest on outstanding principal under the Term Facility, Opco will pay customary agency fees.

Mandatory Prepayments. The credit agreement governing the Term Facility requires Opco to prepay outstanding term loans, subject to certain exceptions and thresholds, with:

●	50% (subject to reduction to 25% and 0% based upon Opco’s first lien net leverage ratio) of Opco’s annual Excess Cash Flow (as defined in the credit agreement governing the Term Facility);

●	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

●	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the Term Facility.

Voluntary Prepayments. Opco may voluntarily prepay outstanding loans under the Term Facility at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, provided, however, that if on or prior to the date that is six months after the closing date of the Term Facility, Opco prepays any loan in connection with a repricing transaction, Opco must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid.

Amortization and Final Maturity. Opco is required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Term Facility are unconditionally guaranteed by Holdings and certain of Holdings’ existing material wholly owned domestic subsidiaries, and are required to be guaranteed by certain of Holdings’ future material wholly owned domestic subsidiaries. All obligations under the Term Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of Opco’s assets and the assets of and the assets of Holdings and Holdings’ other subsidiaries that have guaranteed the Term Facility (referred to herein as the guarantors), including, in each case subject to customary exceptions and exclusions:

●	a first-priority pledge of all of the capital stock directly held by Company and any guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by Opco or by any guarantor and that is a disregarded entity for United States Federal income tax purposes that has no material assets other than assets that consist (directly or indirectly through disregarded entities or partnerships) of equity interests or indebtedness in one or more “controlled foreign corporations” or entities described in this clause (a) (each, a

“Foreign Subsidiary Holding Company”) or (b) a “controlled foreign corporation”, is limited to 65% of the outstanding voting stock of such subsidiary);

●	a first-priority security interest in substantially all of Opco’s and the guarantors’ other tangible and intangible assets (other than the assets described in the following bullet point), including substantially all of Opco’s and the guarantors’ real property and intellectual property, and designated deposit accounts containing solely the proceeds of collateral with respect to which the obligations under the Term Facility have a first-priority security interest; and

●	a second-priority security interest in Current Asset Collateral.

Certain Covenants and Events of Default. The Term Facility contains a number of negative covenants that, among other things and subject to certain exceptions, restrict Opco’s ability and the ability of each of Holdings and its restricted subsidiaries to:

●	incur additional indebtedness;
●	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;
●	make investments, loans and acquisitions;
●	create restrictions on the payment of dividends or other amounts to Holdings and its restricted subsidiaries;
●	engage in transactions with its affiliates;
●	sell assets, including capital stock of its subsidiaries;
●	materially alter the business it conducts;
●	incur liens; and
●	engage in sale-leaseback transactions.

The credit agreement governing the Term Facility does not require Opco to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing summary of the Term Facility is not complete and is qualified in its entirety by reference to the credit and guaranty agreement entered into in connection with the closing of the Term Facility, copies of which are filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

Simultaneously with Opco’s entry into the ABL Facility and the Term Facility, it repaid in full all outstanding indebtedness under, and terminated, its existing (i) Amended and Restated Credit Agreement dated as of January 17, 2018 among Opco, as borrower and borrower representative, the other credit parties party thereto, the lenders party thereto and East West Bank, as administrative agent, letter of credit issuer and swingline lender, as subsequently amended from time to time (the “Existing ABL Credit Agreement”), and (ii) Amended and Restated Term Loan Credit Agreement dated as of July 8, 2019 among Opco, as borrower, the lenders party thereto and Ares Capital Corporation, as administrative agent, as subsequently amended from time to time (the “Existing Term Credit Agreement”, and together with the Existing ABL Credit Agreement, the “Existing Credit Agreements”). The aggregate outstanding principal amount of the loans repaid by Opco under the Existing Credit Agreements in connection with the termination thereof was approximately $296.4 million.

Item 8.01. Other Events

On April [15], 2021, the Company issued a press release announcing the entry into the ABL Facility and the Term Facility. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1

ABL Credit and Guaranty Agreement, dated as of April 13, 2021, among PetIQ Holdings, LLC, PetIQ, the guarantor subsidiaries party thereto, the lenders party thereto and Keybank National Association, as administrative and collateral agent

10.2

Term Credit and Guaranty Agreement, dated as of April 13, 2021, among PetIQ Holdings, LLC, PetIQ, LLC, the guarantor subsidiaries party thereto, the lenders party thereto and Jefferies Finance LLC, as administrative and collateral agent

99.1	Press release dated April 19, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.
Dated: April 19, 2021	By	/s/ John Newland
	Name:	John Newland
	Title:	Chief Financial Officer